                                                                    EXHIBIT 11.2


                            TSW INTERNATIONAL, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                                         Year Ended March 31,
                                                                                 1995          1996               1997
                                                                             -----------    -----------        -----------
                                                                            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
HISTORICAL CALCULATION:
Weighted average number of common shares outstanding .....................      275,857        216,444             277,792

Effect of Common Stock issued and stock options granted
   subsequent to May 5, 1996 computed in accordance with
   the treasury stock method as required by the SEC (1) ..................      428,750        428,750             428,750
                                                                            -----------    -----------         -----------
Total common and common equivalent shares ...............................       704,607        645,194             706,542
                                                                            ===========     ==========         ===========

Net income (loss) .......................................................   $   (13,352)    $  (11,725)        $    (3,403)

Cumulative dividends on Redeemable Preferred Stock ......................            --            (61)               (438)
                                                                            -----------    -----------         -----------
Net income (loss) applicable to Common Stock ............................   $   (13,352)   $   (11,786)        $    (3,841)
                                                                            ===========    ===========         ===========

Net income (loss) per share .............................................   $    (18.95)   $    (18.27)        $     (5.44)
                                                                            ===========    ===========         ===========

PRO FORMA CALCULATION:

Weighted average common and common equivalent shares
    outstanding during the period .......................................                                          277,792

Common equivalents from Common and Redeemable
    Preferred Stock issued and stock options granted
    subsequent to May 5, 1996 computed in accordance with
    the treasury stock method as required by the SEC (1) ................                                          428,750
                                                                                                               -----------
Common equivalents attributable to Redeemable Preferred
    Stock (if-converted method) .........................................                                        2,715,765
                                                                                                               -----------
Total common and common equivalent shares ...............................                                        3,422,307
                                                                                                               ===========
Net income (loss) .......................................................                                      $    (3,403)
                                                                                                               ===========
Pro forma net income (loss) per share ...................................                                      $     (0.99)
                                                                                                               ===========
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(1)  Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
     no. 83, Common and Preferred Stock issued and stock options and warrants granted at prices below the assumed initial public offering price during the twelve-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.